SALES AGREEMENT WITH B.C. ZIEGLER AND COMPANY

     This Agreement is entered into between the financial institution executing this Agreement ("Financial Institution") and B.C. Ziegler and Company ("BCZ") with respect to the Pauze Funds(TM) (the "Trust"), which may be offered in one or more series (the "Funds") and classes (the "Classes") of shares ("Shares"), for which BCZ serves as Distributor of shares of beneficial interest or capital stock. The Trusts or Classes to which this Agreement applies are any current and future Trusts or Classes issued by the Trust.

     1.   Status of Financial Institution as "Bank" or Registered Broker-Dealer.
          ----------------------------------------------------------------------

          The Financial Institution represents and warrants to BCZ that:

          (a) It is either a "bank" as that term is defined in Section 3(a)(6) of the Securities Exchange Act of 1934 ("Exchange Act") or a broker-dealer registered with the Securities and Exchange Commission.

          (b) If the Financial Institution is a "bank", it is a duly organized and validly existing bank in good standing under the laws of the jurisdiction in which it is organized. The Financial Institution agrees to give written notice to BCZ promptly in the event that it shall cease to be a ""bank""as defined in Section(a)(6) of the Exchange Act. In that event, this Agreement shall be automatically terminated upon such written notice.

          (c) If the Financial Institution is a registered broker-dealer, it is a member of the NASD and it agrees to abide by all of the rules and regulations of the NASD including, without limitation, the NASD Rules of Fair Practice. The Financial Institution agrees to notify BCZ immediately in the event of (1) its expulsion or suspension from the NASD, or (2) its being found to have violated any applicable federal or state law, rule or regulation arising out of its activities as a broker-dealer or in connection with this Agreement, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. The Financial Institution's expulsion from the NASD will automatically terminate this Agreement immediately without notice. Suspension of the Financial Institution from the NASD for violation of any applicable federal or state law, rule or regulation will terminate this Agreement effective immediately upon NASD's written notice of termination to the Financial Institution.

     2.   Financial Institution Act as Agent for its Customers.
          -----------------------------------------------------

     The parties agree that in each transaction in the Shares of the Trust: (a) the Financial Institution is acting as agent for the customer; (b) each transaction is initiated solely upon the order of the customer; (c) as between the Financial Institution and its customer, the customer will have full beneficial ownership of all Shares of the Trust to which this Agreement applies;
(d) each transaction shall be for the account of the customer and not for the Financial Institution's account; and (e) each transaction shall be without recourse to the Financial Institution provided that the Financial Institution acts in accordance with the terms of this Agreement. The financial Institution shall not have any authority in any transaction to act as BCZ's agent or as agent for the Trust.

     3.   Execution of Orders for Purchase and Redemption of Shares.
          ----------------------------------------------------------

          (a) All orders for the purchase of any Shares shall be executed at the then current public offering price per share (i.e., the net asset value per share plus the applicable sales load, if any) and all orders for the redemption of any Share shall be executed at the net asset value per share, plus any applicable contingent deferred sales charge or redemption charge, in each case as described in the prospectus of the Trust or Class. BCZ and the

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               Trust  reserve the right to reject any purchase  request at their sole discretion. If required by law, each transaction shall be confirmed in writing on a fully disclosed basis and, if confirmed by BCZ, a copy of each confirmation shall be sent simultaneously to the Financial Institution if the Financial Institution so requests.

          (b) The procedures relating to all orders and the handling of them will be subject to the terms of the prospectus of each Trust or Class and BCZ's written instructions to the Financial Institution from time to time.

          (c) Payments for Shares shall be made as specified in the applicable Trust or Class prospectus. If payment for any purchase order is not received in accordance with the terms of the applicable Trust or Class prospectus, BCZ reserves the right without notice, to cancel the sale and to hold the Financial Institution responsible for any loss sustained as a result thereof.

          (d) The Financial Institution agrees to provide such security as is necessary to prevent any unauthorized use of the Fund's recordkeeping system, accessed via any computer hardware or software provided to the Financial Institution by BCZ.

     4.   Fees Payable to the Financial Institution from Sales Loads.
          -----------------------------------------------------------

          (a) On each order accepted by BCZ, in exchange for the performance of sales and/or administrative services, the Financial Institution will be entitled to receive from the amount paid by the Financial Institution's customer the applicable percentage of the sales load, if any, as established by BCZ. The sales loads for any Trust or Class shall be those set forth in its prospectus. The portion of the sales load payable to the Financial Institution may be changed at any time at BCZ's sole discretion upon thirty
               (30) days' written notice to the Financial Institution and the Trust.

          (b) Transactions may be settled by the Financial Institution: (1) by payment of the full purchase price to BCZ less an amount equal to the Financial Institution's applicable percentage of the sales load, or (2) by payment of the full purchase price to BCZ, in which case BCZ shall pay to the Financial Institution, not less frequently than monthly, the aggregate fees due it on orders received and settled.

     5.   Payment of Rule 12b-1 Fees to the Financial Institution.
          --------------------------------------------------------

     Subject to and in accordance with the terms of each Trust or Class prospectus and the Rule 12b-1 Plan, if any, duly adopted, by any Fund or Class pursuant to Rule 12b-1 under the Investment Company Act of 1940, BCZ may notify the investment advisor to the Fund to pay fees for sales and/or distribution services to certain financial institutions (such as banks and securities dealers).

     6.   Delivery of Prospectuses to Customers.
          --------------------------------------

     The Financial Institution will deliver or cause to be delivered to each customer, at or prior to the time of any purchase of Shares, a copy of the prospectus of the Trust or Class. The Financial Institution shall not make any representations concerning any Shares other than those contained in the prospectus of the Trust or Class or in any promotional materials or sales literature furnished to the financial Institution by BCZ or the Trust or Class.

     7.   Indemnification
          ---------------

          (a) The Financial Institution shall indemnify and hold harmless BCZ, the Trust, the transfer agents of the Trust, and their respective subsidiaries, affiliates,

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               officers,  directors,  agents  and  employees  from all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with: (1) any breach by the Financial Institution of any provision of this Agreement; or (2) any actions or omissions of BCZ, the Trust, the transfer agents of the Trust, and their subsidiaries, affiliates, officers, directors, agents and employees in reliance upon any
               oral,   written  or   computer  or   electronically   transmitted
               instructions believed to be genuine and to have been given by or on behalf of the Financial Institution.

          (b) BCZ shall indemnify and hold harmless the Financial Institution and its subsidiary affiliates, officers, directors, agents and employees from and against any and all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with: (1) any breach by BCZ of any provision of this Agreement; or (2) any alleged untrue statement of a material fact contained in the Trust's Registration Statement or Prospectuses, or as a result of or based upon any alleged omission to state a material fact required to be stated, or necessary to make the statements not misleading.

          (c) The agreement of the parties in this Paragraph to indemnify each other is conditioned upon the party entitled to indemnification (Indemnified Party) giving notice to the party required to provide indemnification (Indemnifying Party) promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its expense. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the consent of the Indemnified Party, consent to entry of any judgement or enter into any settlement that does not include as an unconditional term given by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d) The provisions of this Paragraph 7 shall survive the termination of this Agreement.

     8.   Customer Names Proprietary to the Financial Institution.
          --------------------------------------------------------

          (a) The names of the Financial Institution's customers are and shall remain the Financial Institution's sole property and shall not be used by BCZ or its affiliates for any purpose except the performance of its duties and responsibilities under this Agreement and except for servicing and informational mailings relating to the Trust. Notwithstanding the foregoing, this Paragraph 8 shall not prohibit BCZ or any of its affiliates from utilizing the names of the Financial Institution's customers for any purpose if the names are obtained in any manner other than from the Financial Institutions pursuant to this Agreement.

          (b) Neither party shall use the names of the other party in any manner without the other party's written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any mutually agreed upon promotional programs.

          (c) The provisions of this Paragraph 8 shall survive the termination of this Agreement.

     9.   Solicitation of Proxies.
          ------------------------

     The Financial Institution agrees not to solicit or cause to be solicited directly, or indirectly, at any time in the future, any proxies from the shareholders of the Trust in opposition to proxies solicited by management of the Trust, unless a court of competent jurisdiction shall have determined that the conduct of a majority of the Board of Directors of the Trust constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. The provisions of this Paragraph 9 shall survive the term of this Agreement.

     10.  Certification of Customers' Taxpayer Identification Numbers.
          ------------------------------------------------------------

     The Financial Institution agrees to obtain any taxpayer identification number certification from its customers required under Section 3406 of the Internal Revenue code, and any applicable Treasury regulations, and to provide BCZ or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

     11.  Notices.
          --------

     Except as otherwise specifically provided in the Agreement, all notices required or permitted to be given pursuant to this Agreement shall be in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in wiring, all notices to BCZ shall be given or sent to BCZ at its offices located at 215 N. Main St., West Bend, WI 53095, and all notices to the Financial Institution shall be given or sent to it at its address shown below.

     12.  Termination and Amendments.
          ---------------------------

          (a) This Agreement shall become effective in this form as of the date set forth below and may be terminated at any time by either party upon thirty (30) days' prior notice to the other party. This Agreement supersedes any prior sales agreement between the parties.

          (b) This Agreement may be amended by BCZ from time to time by the following procedures. BCZ will mail a copy of the amendment to the Financial Institution's address, as shown below. If the Financial Institution does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. The Financial Institution's objection must be in writing and be received by BCZ within such thirty (30) days.

     13.  Governing Law.
          --------------

     This Agreement shall be construed in accordance with the laws of the State of Wisconsin.

B. C. Ziegler and Company                    ___________________________________
215 N. Main Street                              Financial Institution
West Bend  WI   53095
                                             ___________________________________
By: __________________________________          Address
         Robert J. Tuszynski
         Managing Director                   ___________________________________
                                                City          State    Zip Code

                                             Dated:_____________________________

                                             By:________________________________
                                                      Authorized Signature

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